UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 22, 2014

American Airlines Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8400	75-1825172
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4333 Amon Carter Blvd., Fort Worth, Texas		76155
(Address or principal executive offices)		(Zip Code)

(817) 963-1234

(Registrant’s telephone number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

On January 22, 2014, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of American Airlines Group Inc. (the “Company”) took the actions that follow in respect of the compensation of certain executive officers.

Chairman Stipend

The Committee awarded Thomas W. Horton, the Company’s former Chief Executive Officer and current Chairman of the Board, a stipend of $400,000 to compensate Mr. Horton for his service as the Chairman of the Board in addition to the compensation payable to non-employee directors generally.

Base Salary Increases

The Committee increased the annual base salaries of W. Douglas Parker, the Company’s Chief Executive Officer, and Derek J. Kerr, the Company’s Executive Vice President and Chief Financial Officer, to $700,000 and $575,000, respectively.

2014 Short Term Incentive Program

The Committee adopted the 2014 Short Term Incentive Program. Under the program, executive officers and other key management employees of the Company and its subsidiaries, including Messrs. Parker and Kerr, are eligible to participate in a short term incentive program administered under the American Airlines Group Inc. 2013 Incentive Award Plan. Under the program, the Committee established a corporate financial performance target based on designated levels, threshold, target and maximum, of pre-tax income for fiscal year 2014 that will be used to determine incentive awards for fiscal year 2014. The Committee also established target and maximum incentive award amounts as a percentage of base salary for each participant, including a target incentive award of 200% and 125% of base salary for Messrs. Parker and Kerr, respectively. If the performance measure is met at the maximum level, the Committee may approve payouts of up to 400% and 250% for Messrs. Parker and Kerr, respectively. If the Company does not meet the corporate financial performance threshold, then no awards will be paid. The Committee may adjust each individual’s payment amount in its discretion based on individual performance, provided that total payments do not exceed the fiscal year 2014 short term incentive program pool. After Committee certification of achievement, the incentive awards are paid as lump-sum cash distributions as soon as practicable after the end of the plan year.

Item 7.01. Regulation FD Disclosure.

On January 27, 2014, the Company distributed to its employees a letter from Mr. Parker. The letter is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. The information in this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Letter from W. Douglas Parker to Employees of American Airlines Group Inc.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 27, 2014

American Airlines Group Inc.

/s/ Stephen L. Johnson
Stephen L. Johnson Executive Vice President, Corporate Affairs

EXHIBIT INDEX

Exhibit No.	Description

99.1	Letter from W. Douglas Parker to Employees of American Airlines Group Inc.